     As filed with the Securities and Exchange Commission on April 15, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  ------------

                           MARKS BROS. JEWELERS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                               36-1433610
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                               155 N. Wacker Drive
                                Chicago, Illinois                   60606
                    (Address of Principal Executive Offices)      (Zip Code)

     Marks Bros. Jewelers, Inc. 1998 Non-Employee Director Stock Option Plan
                            (Full title of the plan)

                               John R. Desjardins
              Executive Vice President, Finance and Administration
                           Marks Bros. Jewelers, Inc.
                               155 N. Wacker Drive
                             Chicago, Illinois 60606
                     (Name and address of agent for service)
                                 (312) 782-6800
                          (Telephone number, including
                        area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                           Proposed                 Proposed
                                                           Maximum                   Maximum
  Title of Securities          Amount to be             Offering Price         Aggregate Offering            Amount of
   to be Registered             Registered               Per Share(1)                 Price               Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value(2)             25,000 shares            $17.50, $19.94             $493,278.40                  $146
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon (i) as to options to purchase 2,140 shares of Common Stock, a weighted average purchase price of $17.50 per share and
         (ii) as to 22,860 shares of Common Stock relating to options available for grant, the average of the high and low prices of the Common Stock of the Company reported on the Nasdaq National Market on April 13, 1998, which was $19.94.

(2) Includes 25,000 associated rights ("Rights") to purchase 1/100 of a share of Series A Junior Participating Preferred Stock, par value $.001 per share. Rights initially are attached to and trade with the Common Stock of the Registrant. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have heretofore been filed by Marks Bros. Jewelers, Inc. (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

                  2. The Company's Quarterly Reports on Form 10-Q for each of the three months ended April 30, 1997, July 31, 1997 and October 31, 1997; and

                  3. The description of the Common Stock, par value $.001 per share, ("Common Stock"), of the Company contained in the Company's Report on Form 8-A, dated April 10, 1996.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

                  Any statements contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  As permitted by Section 102(b)(7) of the General Corporation Law of Delaware, Article Eighth of the Company's Restated Certificate of Incorporation contains a provision providing that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

                  Section 145 of the General Corporation Law of Delaware permits or requires indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article Ninth of the Company's Restated Certificate of Incorporation and Article VI of the Company's Restated Bylaws contain provisions for the indemnification of directors, officers and employees of the Company generally within the limitations of Section 145.

                  The Company has a directors' and officers' liability insurance policy which provides for indemnification of its directors and officers against certain liabilities incurred in their capacities as such, which may include liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

                  The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plan is not intended to be qualified under Section 401(a) of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

                  (a) The Company hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the shares of Common Stock being registered hereby which remain unsold at the termination of the offering.

                  (b) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                      Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 15th day of April, 1998.

                                 MARKS BROS. JEWELERS, INC.

                                 By:  /s/ John R. Desjardins
                                      ------------------------------------
                                      John R. Desjardins
                                      Executive Vice President, Finance and
                                      Administration


                        POWER OF ATTORNEY AND SIGNATURES

                  The undersigned officers and directors of Marks Bros. Jewelers, Inc. hereby severally constitutes and appoints Hugh M. Patinkin and John R. Desjardins, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre- effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Marks Bros. Jewelers, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of April, 1998.

/s/ Hugh M. Patinkin           Chairman, President and Chief Executive Officer
------------------------       (principal executive officer) and Director
Hugh M. Patinkin


/s/ John R. Desjardins         Executive Vice President, Finance and
------------------------       Administration and Treasurer
John R. Desjardins             (principal financial and accounting officer) and
                               Director


/s/ Matthew M. Patinkin        Director
------------------------
Matthew M. Patinkin


/s/ Norman J. Patinkin         Director
------------------------
Norman J. Patinkin


/s/ Jack A. Smith              Director
------------------------
Jack A. Smith


/s/ Daniel H. Levy             Director
------------------------
Daniel H. Levy




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



                                  EXHIBIT INDEX


                  The following documents are filed herewith or incorporated herein by reference.


  Exhibit
    No.              Description
  -------            -----------

   4.1            Restated Certificate of Incorporation of the Company (incorporated by reference to
                  Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended
                  (Commission File No. 333-1794) (the "Common Stock Registration Statement")).

   4.2            Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the
                  Common Stock Registration Statement).

   4.3            Stockholders Rights Plan (incorporated by reference to Exhibit
                  4.1 of the Company's Registration Statement on Forms S-1, as amended (Commission File No. 333-04043) (the "Notes
                  Registration Statement")).

   4.4            Certificate of Designation of Series A Junior Participating
                  Preferred Stock (incorporated by reference to Exhibit 4.2 of the Common Stock Registration Statement).

   5              Opinion of Sidley & Austin.

  23.1            Consent of Independent Public Accountants.

  23.2            Consent of Sidley & Austin (contained in Exhibit 5 hereto).

  24.1            Powers of Attorney (included on signature page).

  99.1            Marks Bros. Jewelers, Inc. 1998 Non-Employee Director Stock Option Plan.



                                      II-5